UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES Exchange act of 1934

Date of report (Date of earliest event reported): April 18, 2017

AMERICA GREENER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53757	21-8195637
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 South Mulberry St. Unit 113
Mesa Arizona
85202
(Address of principal executive offices, including area code)
(480) 664-3650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240,14a-12)
☐
Pre-commencement communications pursuant to rule 14d-2(b) Under the Exchange Act (17CFR 240.14d-2(b))
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Pre-commencement communications pursuant to rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.    Bankruptcy or Receivership.

On April 18, 2017, America Greener Technologies, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”), styled in re: America Greener Technologies, Inc., Case No. 2:17-bk-04140 (the “Chapter 11 Filing”). On April 18, 2017, America Greener Technologies Corporation and AGT Soft Wave Inc., wholly owned subsidiaries of the Company, also filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (the “America Greener Technologies Chapter 11 Filing”).

The Company, AGT Soft Wave Inc., and America Greener Technologies Corp. will continue to operate their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Greener Technologies, Inc.

Date: April 24, 2017	By:	/s/ Russell Corrigan
Russell Corrigan, President and CEO

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